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                                                                                     EXHIBIT   11


                    Dibrell Brothers Incorporated and Subsidiaries
                       Computation of Earnings Per Common Share
                Three and Six Months Ended December 31, 1994 and 1993




                                           1995          1994              1995           1994
                                          Second        Second           First Six      First Six
                                          Quarter       Quarter            Months         Months
     Primary
     Earnings
     Net Income  . . . . . . . . . . .  $ 3,323,113   $ 2,208,342       $ 2,056,391    $ 6,534,659



     Shares
     Weighted average number of
       common shares outstanding . . .   13,303,354    13,302,547        13,303,222     13,302,168
     Shares applicable to stock options,
       net of shares assumed to be
       purchased from proceeds at
       average market price  . . . . .       17,664        32,876             8,881         26,660
     Average Number of Shares
       Outstanding . . . . . . . . . .   13,321,018    13,335,423        13,312,103     13,328,828

     Earnings per Share
     Net Income  . . . . . . . . . . .         $.25          $.17              $.15           $.49



     Assuming Full Dilution
     Earnings
     Net Income  . . . . . . . . . . .  $ 3,323,113   $ 2,208,342       $ 2,056,391    $ 6,534,659
     Add after tax interest
       expense applicable
       to 7 3/4% Convertible
       Debentures issued
       June 3, 1991  . . . . . . . . .      657,901       668,568         1,335,803      1,335,933
     Adjusted Net Income . . . . . . .  $ 3,981,014   $ 2,876,910       $ 3,392,194    $ 7,870,592

     Shares
     Weighted average number of
       common shares outstanding . . .   13,303,354    13,302,547        13,303,222     13,302,168
     Shares applicable to stock options,
       net of shares assumed to be
       purchased from proceeds at
       ending market price . . . . . .       17,664        32,876            17,664         32,876
     Assuming conversion of 7 3/4%
       Convertible Debentures
         at beginning of period  . . .    2,802,034     2,802,034         2,802,034      2,802,034

     Average Number of Shares
       Outstanding . . . . . . . . . .   16,123,052    16,137,457        16,122,920     16,137,078

     Earnings Per Share
     Net Income as Adjusted  . . . . .         $.25          $.18              $.21          $.49
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